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                                   CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Medcross, Inc. and
Subsidiaries on Form S-3 (File No. 33-56312) and Forms S-8/S-3 (File Nos. 33-37061, 33-81646) and
Forms S-8 (File Nos. 33-63751, 33-37062, 333-01525, and 33-63749) of our report dated March 26,
1996, on our audits of the consolidated financial statements of Medcross, Inc. and Subsidiaries as of
December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 10-KSB.


/s/ Coopers & Lybrand, LLP

Tampa, Florida
April 15, 1996

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